Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On October 13, 2008, Health Grades, Inc. (“HealthGrades”) completed the acquisition of certain of the assets of Adviware Pty Ltd. (“Adviware”), a privately-held company based in Cairns, Australia. The total upfront purchase price consideration was approximately $6.2 million in cash, excluding acquisition costs of approximately $0.4 million.
The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 and the unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 2007 and the six months ended June 30, 2008 are based on the historical financial statements of HealthGrades and Adviware after giving effect to HealthGrades’ acquisition of Adviware using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated balance sheet combines HealthGrades’ and Adviware’s historical condensed consolidated balance sheets as of June 30, 2008, giving effect to the merger as if it had occurred on June 30, 2008. The unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2007 combines HealthGrades’ historical consolidated statement of operations with Adviware’s adjusted historical statement of operations for the six months ended June 30, 2007 and the six months ended December 31, 2007. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2008 combines HealthGrades’ historical condensed consolidated statement of operations for the six months ended June 30, 2008 with Adviware’s historical condensed statement of operations for the six months ended June 30, 2008. The unaudited pro forma condensed consolidated statements of operations give effect to the acquisition as if it had occurred on January 1, 2007.
The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”). Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets of Adviware acquired in connection with the acquisition, based on their fair values.
The unaudited pro forma condensed consolidated financial statements have been prepared by management for illustrative purposes and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods, or the results that actually would have been realized had HealthGrades and Adviware been a combined company during the specific periods. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with HealthGrades’ historical consolidated financial statements included in its Annual Report on Form 10-K for the twelve months ended December 31, 2007 and in its Form 10-Q for the three and six months ended June 30, 2008 and Adviware’s historical financial statements as of June 30, 2008 and for the twelve months ended June 30, 2008, which is included as Exhibit 99.1 to this Amendment No. 1.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As of June 30, 2008
	Historical		Pro Forma
	HealthGrades	Adviware	Adjustments		Consolidated
ASSETS
Cash and cash equivalents	$18,635,719	$1,896,369	$(8,553,556	)(A), (B)	$11,978,532
Accounts receivable, net	4,137,967	143,073	(143,073	)(B)	4,137,967
Prepaid expenses and other	735,002	10,911	26,193	(B), (C)	772,106

Total current assets	23,508,688	2,050,353	(8,670,436)		16,888,605

Property and equipment, net	2,078,750	9,574	(9,574	)(B)	2,078,750
Intangible assets, net	286,710	—	636,000	(D)	922,710
Goodwill	3,106,181	—	5,984,083	(E)	9,090,264
Deferred income taxes	776,701	42,444	(42,444	)(B)	776,701

Total assets	$29,757,030	$2,102,371	$(2,102,371)		$29,757,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$209,768	$71,668	$(71,668	)(B)	$209,768
Accrued payroll, incentive compensation and related expenses	1,963,168	46,262	(46,262	)(B)	1,963,168
Accrued expenses	1,001,748	48,130	(48,130	)(B)	1,001,748
Current portion of capital lease obligations	1,838	—			1,838
Current portion of deferred rent	73,379	—			73,379
Deferred revenue	15,014,419	—			15,014,419
Deferred income taxes	84,178	—			84,178
Income taxes payable	326,073	54,406	(54,406	)(B)	326,073

Total current liabilities	18,674,571	220,466	(220,466)		18,674,571

Long-term portion of capital lease obligations	2,131	—			2,131
Long-term portion of deferred rent	190,965	—			190,965

Total liabilities	18,867,667	220,466	(220,466)		18,867,667

Commitments and contingencies

Minority interest	63,854	—			63,854

Stockholders’ equity:
Preferred stock	—	—			—
Common stock	51,144	53,530	(53,530	)(B)	51,144
Additional paid-in capital	97,503,785	—	—		97,503,785
Accumulated other comprehensive income	—	467,218	(467,218	)(B)
Retained earnings (deficit)	(56,352,264)	1,361,157	(1,361,157	)(B)	(56,352,264)
Treasury stock	(30,377,156)	—	—		(30,377,156)

Total stockholders’ equity	10,825,509	1,881,905	(1,881,905)		10,825,509

Total liabilities and stockholders’ equity	$29,757,030	$2,102,371	$(2,102,371)		$29,757,030

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the twelve months ended December 31, 2007
	Historical		Pro Forma
	HealthGrades	Adviware	Adjustments		Consolidated

Revenue	$36,167,075	$1,813,464	$—		$37,980,539
Cost of Revenue	5,323,672	630,389	—		5,954,061

Gross margin	30,843,403	1,183,075	—		32,026,478

Operating expenses:
Sales and marketing	9,147,911	—	—		9,147,911
Product development	5,491,725	—	—		5,491,725
General and administrative	7,004,914	85,309	127,200	(F)	7,217,423

Income from operations	9,198,853	1,097,766	(127,200)		10,169,419

Other:
Interest income	1,330,903	33,916	(300,203	)(G), (H)	1,064,616
Interest expense	(1,771)	—	—		(1,771)
Minority interest	327,835	—	—		327,835

Income before income taxes	10,855,820	1,131,682	(427,403)		11,560,099
Income tax expense	4,107,649	248,495	188,158	(I), (J)	4,544,302

Net income	$6,748,171	$883,187	$(615,561)		$7,015,797

Net income per common share (basic)	$0.24				$0.25

Weighted average number of common shares (basic)	28,621,171				28,621,171

Net income per common share (diluted)	$0.20				$0.21

Weighted average number of common shares (diluted)	33,703,558				33,703,558

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the six months ended June 30, 2008
	Historical		Pro Forma
	HealthGrades	Adviware	Adjustments		Consolidated

Revenue	$18,433,292	$691,613	$—		$19,124,905
Cost of Revenue	3,118,142	190,107	—		3,308,249

Gross margin	15,315,150	501,506	—		15,816,656

Operating expenses:
Sales and marketing	4,758,426	—	—		4,758,426
Product development	3,401,997	—	—		3,401,997
General and administrative	3,979,113	180,071	63,600	(F)	4,222,784

Income from operations	3,175,614	321,435	(63,600)		3,433,449

Other:
Interest income	328,401	14,450	(147,594	)(G), (H)	195,257
Interest expense	(116)	—	—		(116)
Minority interest	184,157	—	—		184,157

Income before income taxes	3,688,056	335,885	(211,194)		3,812,747
Income tax expense	1,323,387	86,422	39,039	(I), (J)	1,448,848

Net income	$2,364,669	$249,463	$(250,233)		$2,363,899

Net income per common share (basic)	$0.09				$0.09

Weighted average number of common shares (basic)	27,348,901				27,348,901

Net income per common share (diluted)	$0.07				$0.07

Weighted average number of common shares (diluted)	32,138,509				32,138,509

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
INFORMATION
1. BASIS OF PRESENTATION
On October 13, 2008, HealthGrades completed the acquisition of certain of the assets of Adviware, a privately-held company based in Cairns, Australia. The total upfront purchase price consideration was approximately $6.2 million in cash, excluding acquisition costs of approximately $0.4 million. Contingent consideration is payable up to $1.2 million annually for 2009 and 2010 based on certain levels of page views and revenue targets. Future payments will be considered additional purchase price and recorded to goodwill when paid.
Under the purchase method of accounting, the total estimated purchase price as shown in the table below is allocated to Adviware’s net tangible and intangible assets based on their estimated fair values as of June 30, 2008 for pro forma purposes. The allocation of the preliminary purchase price and the estimated useful lives associated with the acquired assets is as follows:

		Estimated
	Amount	Useful Life
Prepaid expenses and other current assets	$37,104
Identifiable intangible assets	636,000	5 years
Goodwill	5,984,083	n/a

Total assets acquired	6,657,187

Liabilities assumed	—

Total preliminary purchase price	$6,657,187

2. PRO FORMA ADJUSTMENTS
The adjustments included in the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations are summarized as follows:
A.	To record total cash consideration paid to acquire Adviware of $6,657,187. This amount includes $6,240,384 cash paid for the acquisition of Adviware and $416,803 paid as direct transaction costs.

B.	To eliminate the historical balances of Adviware, which were not acquired or assumed as part of the acquisition.

C.	To record $37,104 of acquired prepaid expenses.

D.	To record the fair value of acquired identifiable intangible assets. The acquired intangible assets have an estimated useful life of five years.

E.	To record goodwill of $5,984,083. Goodwill represents the difference between total preliminary consideration and identifiable assets acquired, net of liabilities assumed.

F.	To record amortization expense for the identifiable intangible assets using an estimated useful life of five years.

G.	To eliminate the historical interest income of Adviware.

H.	To record a reduction of interest income related to the amount of cash consideration paid.

I.	To eliminate the historical income tax expense of Adviware.

J.	To record income tax expense at HealthGrades’ statutory tax rate after considering all pro forma adjustments.